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                                                                    EXHIBIT 99.2
[SMARTALK LOGO]


                                  NEWS RELEASE

FOR IMMEDIATE RELEASE
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              SMARTALK:   William Kahn, Director, Corporate Communications
                          (310) 444-8800, ext. 133

    Investor Relations:   Seiler Martin Ekman, LLC
                          (310) 312-7880


                  SMARTALK(SM) COMPLETES CONQUEST ACQUISITION

                    ACQUISITION ADDS 6,000 RETAIL LOCATIONS


        December 31, 1997 (Los Angeles) -- SmarTalk(SM) TeleServices, Inc. (Nasdaq: SMTK) announced today the completion of the acquisition of ConQuest Telecommunications Services Corp. as a result of overwhelming approval by shareholders of both companies. SmarTalk and ConQuest had previously announced that both companies would hold special meetings of shareholders on December 31, 1997. Approval by shareholders was the final requirement needed to complete this acquisition.

        Dublin, Ohio-based ConQuest is a developer and marketer of prepaid calling cards and other enhanced telecommunications services, including domestic and international calling services for the tour and travel industry. ConQuest's retail distribution network includes Winn-Dixie, Marathon Oil, SuperAmerica, Pick Kwik Food Stores and Emro Marketing, which includes convenience stores and service stations such as Speedway and Starvin' Marvin. ConQuest also provides long-distance and other operator services to franchisees of Holiday Inn, Ramada Inn, Comfort Inns and Days Inn.

        Under terms of the acquisition, each share of ConQuest Common Stock will be automatically converted into the right to receive 7.63 shares of SmarTalk Common Stock. ConQuest will become a wholly-owned subsidiary of SmarTalk.

        SmarTalk manufactures and distributes prepaid calling cards and other enhanced telecommunications products which are sold at retail. On December 22nd, the Company



      SMARTALK TeleServices, Inc. o 1640 South Sepulveda Blvd., Ste 500 o Los Angeles, California 90025 o Tel: 310 444-8800 o Fax: 310 444-8822
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SMARTALK COMPLETES CONQUEST ACQUISITION
December 31, 1997

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announced it had signed an agreement to acquire American Express Telecom, a leading provider of prepaid calling products currently selling phone cards in more than 14,000 locations worldwide. The products include the FirstClass PhoneCard(TM) sold through the U.S. Postal Service and the PhoneFunds(TM) card sold through the National Park Foundation and selected American Express Travel Service Offices.

        SmarTalk currently maintains agreement giving access to more than 100,000 distribution outlets including mass merchandisers, consumer electronics retailers, supermarkets and home office superstores, such as Office Depot, Sav-On Drug, Osco Drug, CompUSA, Pep Boys, Fingerhut, ACE Cash Express, The Good Guys, Staples, Service Merchandise, Merit Stations, Qwik Shops, Wegmans, OfficeMax, Eckerd Drug, Food4Less, Ralphs Supermarkets, Best Buy, and Builders Square, as well as university book stores and convenience stores throughout North America, and with distributors including WH Smith in the United Kingdom. SmarTalk also offers specialized value-added promotional phone card programs to corporate clients including Gillette, Hewlett-Packard, Wells Fargo Bank, Nabisco, Pfizer and Prudential Securities. The Company maintains strategic marketing partnerships with Choice Hotels and HFS, the two largest hotel franchisers in the US, along with Simon DeBartolo Group, the largest publicly-traded real estate company and operator of shopping malls in North America.

        Based in Los Angeles, with additional offices in Boston, Orlando, Boca Raton, San Francisco, Rochester, Dublin Ohio, Butler Pennsylvania, Toronto and the UK, SmarTalk is a member of the Telecommunications Resellers Association, International Telecard Association and the Consumer Electronics Manufacturer's Association.

        Note: Certain statements made herein that are not historical are forward-looking within the meaning of the Private Securities Litigation Reform act of 1995. Such statements include, but are not limited to the Company's plan to complete the acquisition of American Express Telecom, Inc. Investors are cautioned that all forward-looking statements involve risks and uncertainties including, without limitation, risks related to the Company's ability to complete the American Express acquisition, market acceptance and consumer demand for the new products and services, the success of the new technologies and pricing dependence on third-party vendors. Investors who seek more information about the Company's business and relevant risk factors may wish to review the Company's SEC reports, including, but not limited to, its Annual Report on Form 10-K for 1996, and quarterly reports on Form 10-Q.


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